Exhibit 99.1

Contact: Jerald L. Shaw, President and Chief Executive Officer Terri L. Degner, EVP and Chief Financial Officer Anchor Bancorp (360) 491-2250

Anchor Bancorp Announces Annual Meeting Results and Agreement with Joel S. Lawson IV

Lacey, WA (October 22, 2015) - Anchor Bancorp (NASDAQ - ANCB) (“Company”), the parent company for Anchor Bank (“Bank”), today announced that shareholders approved all proposals presented at the 2015 Annual Meeting of Shareholders (“Annual Meeting”) held on October 21, 2015 in Lacey, Washington and that all three management nominees for director were re-elected and that its other proposals were approved.  The Company also announced that in connection with the Annual Meeting it had entered into an agreement (“Agreement”) with Joel S. Lawson IV (“Mr. Lawson”) for the appointment of an additional director to the Boards of Directors of the Company and the Bank.  Mr. Lawson was not eligible to serve as a director pursuant to the Washington residency requirement contained in the Company’s bylaws; however, Mr. Lawson received approximately 67% of the outstanding shares of the Company, in favor of his election to the Board of Directors.  Consequently, the Board of Directors entered into an Agreement to appoint one of two candidates, who are Washington residents, selected by Mr. Lawson to the Company’s and the Bank’s Boards of Directors.  Mr. Lawson’s designee to the Board of Directors will chair a newly formed  committee authorized to explore strategic alternatives and retain an investment banker.  A copy of the Agreement with Mr. Lawson and a record of the votes cast at the Annual Meeting will be contained on a Form 8-K filed by the Company with the Securities and Exchange Commission.

Commenting on the annual meeting, Jerald L. Shaw, the Company’s President and Chief Executive Officer said, “We are not only grateful for the shareholder support we received, but just as importantly, appreciate the valuable input from all of our shareholders.  We fully understand and agree with the message that the shareholder vote provided of the shareholders’ desire that the Company carefully review its strategic options to maximize shareholder value.  In this regard, we look forward to working with the new director and our Board of Directors in management’s continuing efforts to enhance our shareholder value.”

Mr. Lawson commented, “I am deeply appreciative of the overwhelming support of my fellow shareholders.  It is my strong conviction that the mutually-beneficial arrangement we reached with Anchor for the addition of an independent new director on the Board  and the formation of a strategy committee this director will chair will serve as catalysts for meaningful value-enhancement at the Company and will further the best interests of all Anchor shareholders.”

About the Company

Anchor Bancorp is headquartered in Lacey, Washington and is the parent company of Anchor Bank, a community-based savings bank primarily serving Western Washington through its 11 full-service banking offices (including one Wal-Mart in-store location) within Grays Harbor, Thurston, Lewis, Pierce and Mason counties, Washington. The Company's common stock is traded on the NASDAQ Global Market under the symbol "ANCB" and is included in the Russell 2000 Index. For more information, visit the Company's web site www.anchornetbank.com.

Forward-Looking Statements:
Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations of the business environment in which we operate, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding our mission and vision. These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. Our actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to: increased competitive pressures; changes in the interest rate environment; the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs that may be impacted by deterioration in the housing and commercial real estate markets and may lead to increased losses and nonperforming assets in our loan portfolio, and may result in our allowance for loan losses not being adequate to cover actual losses, and require us to materially increase our reserves; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; results of examinations of us by the Federal Reserve Bank of San Francisco and our bank subsidiary by the Federal Deposit Insurance Corporation (“FDIC”), the Washington State Department of Financial Institutions,

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Division of Banks (“Washington DFI”) or other regulatory authorities, including the possibility that any such regulatory authority may, among other things, take actions or require us to increase our reserve for loan losses, write-down the value of assets, change our regulatory capital position or restrict our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings and other factors described in the Company’s latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission-which are available on our website at www.anchornetbank.com and on the SEC’s website at www.sec.gov. Any of the forward-looking statements that we make in this Press Release and in the other public statements we make may turn out to be wrong because of the inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Because of these and other uncertainties, our actual future results may be materially different from those expressed or implied in any forward-looking statements made by or on our behalf and the Company's operating and stock price performance may be negatively affected. Therefore, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.  These risks could cause our actual results for fiscal 2016 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of us, and could negatively affect the Company’s operations and stock price performance.

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